UNAUDITED PRO FORMA FINANCIAL INFORMATION



The following unaudited pro forma balance sheet estimates the pro forma effect of the sale to Zenith as if the sale and the transactions contemplated in the Asset Purchase Agreement had been consummated on March 31, 1998. The following unaudited pro forma income statements estimate the pro forma income statements based on the pro forma effects of the sale as if such sale had occurred on January 1, 1997. The pro forma adjustments are described in the following notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma data may not be indicative of the results of operations and financial position of the Company, as it may be in the future or as it might have been had the transaction been consummated on the respective dates assumed. The information should be read in conjunction with the Company's historical financial statements and accompanying notes previously filed in RISCORP's Form 10-K for the year ended December 31, 1997, the Proxy Statement dated March 3, 1998 and the Form 10-Q/A for the three months ended March 31, 1998.

The proposed purchase price of the Company reflected in the pro forma financial information is the excess of the Transferred Assets over the Transferred Liabilities (as such terms are defined in the Asset Purchase Agreement) of the Company on the Closing Date as determined by the audited Proposed Business Balance Sheet of the Company prepared in conformity with generally accepted accounting principles which have been consistently applied. The actual purchase price of the net assets of the Company and its subsidiaries acquired by Zenith will be based on the Final Business Balance Sheet, as determined in accordance with the terms of the Asset Purchase Agreement, subject to the minimum purchase price of $35.0 million. The final purchase price is subject to review by Zenith and a dispute resolution process; therefore, the final purchase price cannot be determined at this time and may differ materially from the purchase price reflected in the pro forma consolidated balance sheet presented below.



                         RISCORP, INC. AND SUBSIDIARIES

                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1998
                                   (Unaudited)


                                                                                   Pro Forma
                                                                                Adjustments for         Pro Forma
                                                              Historical             Assets            Balances to
                                                            March 31, 1998       and Liabilities       be Retained
ASSETS                                                                              to be Sold          by RISCORP
                                                            ----------------    -----------------    -----------------

Investments:
    Fixed maturities, available for sale                     $  117,589,939      $  115,535,609      $      2,054,330
    Fixed maturities, available for sale -
       restricted total                                          59,843,713          59,843,713                    -
    Fixed maturities, held to maturity                           23,750,829          14,437,092             9,313,737
                                                                -----------        ------------            ----------
       Total investments                                        201,184,481         189,816,414            11,368,067
                                                                -----------        ------------            ----------

Cash and cash equivalents                                        15,167,683          15,167,683                    -
Cash and cash equivalents - restricted                           14,385,010          14,141,010              244,000
Premiums receivable, net                                         83,556,333          83,556,333                    -
Recoverable from Florida Special
    Disability Trust Fund                                        44,552,000          44,552,000                    -
Reinsurance recoverables                                        213,667,000         213,667,000                    -
Prepaid reinsurance premiums                                     21,680,084          21,680,084                    -
Prepaid managed care fees                                         6,182,364           6,182,364                    -
Asset purchase receivable from Zenith                                     -                   -          141,054,795
Accounts receivable - other                                      19,278,386          10,603,762            8,674,624
Accrued reinsurance commissions                                  38,669,647          38,669,647                    -
Deferred income taxes                                            22,361,155                   -           22,361,155
Property and equipment, net                                      25,545,984          25,221,907              324,077
Goodwill                                                         14,068,754          14,068,754                    -
Other assets
                                                                  6,738,182           2,134,412            4,603,770
                                                             --------------      --------------       --------------

TOTAL ASSETS                                                 $  727,037,063      $  679,461,370       $  188,630,488
                                                             ==============      ==============       ==============















See accompanying notes.


                         RISCORP, INC. AND SUBSIDIARIES

                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1998
                                   (Unaudited)


                                                                                   Pro Forma
                                                                                Adjustments for         Pro Forma
                                                              Historical             Assets            Balances to
LIABILITIES AND                                             March 31, 1998       and Liabilities       be Retained
SHAREHOLDERS' EQUITY                                                                to be Sold          by RISCORP
                                                            ----------------    -----------------    -----------------

Liabilities:
    Losses and loss adjustment expenses                       $ 461,656,421       $ 461,656,421      $
                                                                                                                   -
    Unearned premiums                                            43,177,363          43,177,363                    -
    Notes payable of parent company                              15,527,203          15,197,019              330,184
    Deposit balances payable                                      3,913,334           3,913,334                    -
    Net assets in excess of cost of businesses
      acquired                                                    5,543,563           5,543,563                    -
    Accrued expenses and other liabilities                       42,409,097           8,918,875           33,490,222
                                                            ---------------     ---------------       --------------
        Total liabilities                                       572,226,981         538,406,575           33,820,406
                                                             --------------       -------------       --------------

Shareholders' equity:
    Common stock                                                    128,184                   -              128,184
    Preferred stock                                                 243,344                   -              243,344
    Additional paid-in capital                                  136,608,722                   -          136,608,722
    Net unrealized gains on investments                           1,957,603                   -            1,957,603
    Retained earnings                                            15,873,355                   -           15,873,355
    Treasury stock
                                                                     (1,126)                  -               (1,126)
                                                                     ------       -------------          -----------
         Total shareholders' equity                             154,810,082                   -          154,810,082

TOTAL LIABLITIES AND
SHAREHOLDERS' EQUITY                                           $ 727,037,063      $ 538,406,575        $ 188,630,488
                                                               =============      =============        =============

















See accompanying notes.



                                          RISCORP, INC. AND SUBSIDIARIES

                                  ProForma Consolidated  Statement of Operations
                                     For the three months ended March 31, 1998
                                                    (Unaudited)


                                                                                    Pro Forma
                                                               Historical        Adjustments for      Pro Forma After
                                                                March 31,        Proposed Sale to     Proposed Sale to
                                                                  1998                Zenith               Zenith
                                                            ----------------    -----------------    -----------------

Revenue:
    Premiums earned                                            $ 25,818,960        $ 25,818,960     $              -
    Fee and other income                                          5,723,333           5,723,333                    -
    Net investment income                                         4,766,657           4,595,117              171,540
                                                             --------------      --------------       --------------
       Total revenue                                             36,308,950          36,137,410              171,540
                                                              -------------       -------------       --------------

Expenses:
    Losses and loss adjustment expenses                          24,344,997          24,344,997                    -
    Unallocated loss adjustment expenses                          2,231,893           2,231,893                    -
    Commissions, underwriting and administrative expenses        15,515,266          13,725,266            1,790,000
    Interest                                                        468,561             468,561                    -
    Depreciation and amortization                                 3,069,595           3,069,595                    -
                                                             --------------      --------------       --------------

       Total expenses                                            45,630,312          43,840,312            1,790,000
                                                              -------------       -------------       --------------

Income (loss) before income taxes                                (9,321,362)         (7,702,902)          (1,618,460)

Income taxes                                                              -                   -                    -

  Net income                                                  $  (9,321,362)       $ (7,702,902)        $ (1,618,460)
                                                              =============        ============         ============

Net income per common share                                   $      (0.25)                               $    (0.04)
                                                                     =====

Weighted average common and common share
    equivalents outstanding                                      36,868,114                               36,868,114
                                                              =============                             ============















See accompanying notes.




                                          RISCORP, INC. AND SUBSIDIARIES

                                  Pro Forma Consolidated Statement of Operations
                                       For the year ended December 31, 1997


                                                                                    Pro Forma         Pro Forma After
                                                               Historical        Adjustments for      Proposed Sale to
                                                                  1997            Sale to Zenith           Zenith
                                                                                  (Unaudited)          (Unaudited)
Revenue:
    Premiums earned                                            $ 179,728,868       $ 179,728,868    $              -
    Fee and other income                                          20,369,557          20,369,557                   -
    Net investment income                                         17,992,982          17,306,822             686,160
                                                             ---------------     ---------------     ---------------
       Total revenue                                             218,091,407         217,405,247             686,160
                                                              --------------      --------------     ---------------

Expenses:
    Losses and loss adjustment expenses                          104,051,528         104,051,528                   -
    Unallocated loss adjustment expenses                          19,311,302          19,311,302                   -
    Commissions, underwriting and administrative expenses         70,801,253          51,421,253          19,380,000
    Interest                                                       1,918,563           1,918,563                   -
    Depreciation and amortization                                  7,422,515           7,422,515                   -
                                                              --------------      --------------       -------------
       Total expenses                                            203,505,161         184,125,161          19,380,000
                                                              --------------      --------------       -------------

Income (loss) before income taxes                                 14,586,246          33,280,086         (18,693,840)
Income taxes                                                       7,300,000          16,646,920          (9,346,920)
                                                                     -------     ---------------       -------------

  Net income                                                 $     7,286,246      $   16,633,166        $ (9,346,920)
                                                             ===============      ==============        ============


Net income per common share                                  $          0.20                             $     (0.25)
                                                                        ====                                   =====

Weighted average common and common share
    equivalents outstanding                                       37,115,672                              37,115,672
                                                              ==============                            ============


















See accompanying notes.


1.    Pro Forma Balance Sheet Adjustments for Sale

     The pro forma balance sheet reflects a receivable from Zenith at March 31, 1998 for the net receivable from the asset sale in the amount of $141,054,795 based on the amounts contained on the audited Proposed Business Balance Sheet. These proceeds from the sale will be allocated among the Company and those subsidiaries also selling assets in connection with the sale transaction. The proceeds from the sale are expected to be received by RISCORP as follows:

               $25.0 million was paid to the Company on the Closing Date, April 1, 1998.

               $10.0 million was placed, on the Closing Date, in an interest bearing escrow account.

               Not later than 135 days after the Closing Date (August 13, 1998),
              Zenith is required to pay in cash the remaining purchase price to RISCORP, plus interest thereon of 6.13 percent from the Closing Date through the final payment date, less the additional amount required to be deposited into escrow. This final payment will be based on the Final Business Balance Sheet and is subject to review by Zenith and a dispute resolution process. The final purchase price cannot be determined at this time and may differ materially from the purchase price reflected in the pro forma consolidated balance sheet presented above.

               The additional amount to be escrowed from the remaining  purchase price will be that amount necessary to increase the escrow balance to an amount equal to 15 percent of the purchase price as determined by the Final Business Balance Sheet. The amount of cash that is estimated to be held in escrow (excluding interest) is $21.2 million based on the audited Proposed Business Balance
              Sheet. The escrowed funds will be invested in United States government debt obligations or in money market funds secured by such debt obligations. Interest income on the escrowed funds will be paid to the Company at the end of each calendar quarter. The escrowed funds will be disbursed pursuant to the terms of the Escrow Agreement and are expected to be paid to the Company twenty-four (24) months from the Closing Date.

     The Company will transfer all of its assets and liabilities from its insurance operations and will retain certain assets and liabilities as follows:

               $141.1 million in receivable from Zenith from the sale.

               Security  investments  adequate to meet the  minimum  capital and
              surplus  requirements  of  the  insurance   subsidiaries  totaling
              approximately $11.4 million.

               $22.4 million of deferred tax assets that are currently  expected to be primarily recovered from the reversal of certain timing differences that will occur as a result of the sale to Zenith. The conversion of this deferred tax asset to cash is projected to occur within 18 months after the date of the sale.

               $8.7  million  of  insurance   recoveries   relating  to  certain
              litigation settlements and other miscellaneous recoverables.

               $5.1 million of prepaid items, fixed assets and restricted cash.

               $12.3 million of employee related accruals, certain restructuring accruals, accrued expenses for one time charges incurred in connection with the sale, post closing expenses, notes payable and taxes payable.

               $21.5 million of accrued litigation settlements.

1.    Pro Forma Adjustment for the Statements of Operations

     The pro forma income statements reflect adjustments as if the sale had occurred on January 1, 1997. After the sale is consummated, the Company will no longer have any insurance operations or other operating entities. All activities will be focused on concluding the business of the Company, the sale of the insurance subsidiaries, the defense of lawsuits filed against the Company and the eventual liquidation of the assets to the shareholders.

     The Company is required to establish an escrow account in an amount equal to 15% of the cash proceeds of the sale. These funds will be invested in United States government debt obligations or in money market funds secured by such debt obligations with a duration of up to two years from the Closing Date, in accordance with the terms of the Escrow Agreement. The Company projects it will realize a yield of 5.0% on the amounts placed in the escrow account. The remaining 85% of the proceeds from the sale will be invested in U.S. Treasury securities similar to those in the escrow account. The Company projects it will realize a yield of 5.5% on the other invested balances beginning 135 days after the Closing Date (see Note 1 above). Post closing, the Company will liquidate its investment portfolio to the extent that operating and other costs exceed the investment income generated by the invested assets.

     The pro forma income statements reflect projected interest income on the retained security investments noted in Note 1.

     The Company expects that its statutory tax rates for the periods covered by these pro forma statements will be zero due to tax benefits that will be realized by the Company due to the sale transaction.


2.    One Time Charges Incurred in Connection with the Asset Sale

     The Company's estimate (in thousands) of certain one time charges resulting from the sale are described below. These charges will be incurred at the closing.

               Fees to Smith Barney..........................  $1,500
               Fees to Alex Brown............................     900
               Stock incentive...............................   2,973
               Change in control payments to Mr. Dawson......   1,096
               Personnel costs relating to change in control.   2,435
               Change in unrealized capital gains............  (1,958)
               Legal fees......................................   475
               Accounting, auditing and actuarial fees.......   1,975
                                                              -------
                                                               $9,396

3.    Post Closing Expenses

     The Company anticipates that the post closing expenses will be primarily related to the ongoing administration of the three insurance subsidiaries, the parent company and expenses to conclude the business of the Company as discussed in Note 2.

     The Company will have continued obligations in connection with the payment of certain June 1997 restructuring costs through the post closing year, in addition to the costs associated with the settlement of the various legal proceedings.

     The estimated components of the post closing expenses are:

                                                              3 Months        12 Months
                                                                Ended           Ended
                                                              3-31-98          12-31-97
                                                            -------------    -----------

          (1)   Legal......................................$   250,000      $    933,000
          (2)   Finance, accounting & regulatory reporting.    300,000         1,200,000
          (3)   Audit & actuarial..........................    110,000           435,000
          (4)   Salary & benefits..........................    350,000           291,000
          (5)   General and administrative.................    750,000         2,929,000
          (6)   Computer equipment & maintenance...........     30,000           117,000
          (7)   Litigation settlements - net                         -        13,475,000
                                                           -----------       -----------
                                                           $ 1,790,000       $19,380,000
                                                           ===========       ===========


     The pro forma income statement for the year ended December 31, 1997 reflects estimated litigation settlements of $23.475 million and estimated insurance recoveries of $10.0 million resulting in a net cost of $13.475 million. The settlements are more fully described in the Company's Form 10-K filed on March 27, 1998.

     The Company has contracted with finance, accounting, legal, tax, audit and actuarial professionals for their services to fulfill most of the post closing functions. Audit and actuarial costs include cost estimates from the Company's independent accountants and actuaries for the completion of the audit and loss reserve certification of the Proposed Business Balance Sheet.

     As part of the closing, Zenith entered into an assumption and indemnity reinsurance agreement with each of the Company's three insurance subsidiaries. This form of reinsurance will not require the Company to have any involvement in the insurance operations that were sold.